Exhibit 16
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                          (Sherb & Co., LLP Letterhead)
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August 25, 2004,

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

         We have read the statements made by Spear & Jackson, Inc. which was provided to us on August 25, 2004 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 13, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Sherb & Co., LLP
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Sherb & Co., LLP